Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

    We consent to the incorporation by reference in Registration Statement No. 333-283381 on Form S-3 of our reports dated February 14, 2025, relating to the financial statements of SL Green Operating Partnership, L.P. and the effectiveness of SL Green Operating Partnership, L.P.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
New York, New York
February 14, 2025